UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016

ONCOGENEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19820 North Creek Parkway Bothell, Washington		98011
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 686-1500

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 25, 2016, OncoGenex Pharmaceuticals, Inc. (the “Company”) committed to a restructuring of a portion of the Company’s workforce in order to preserve the Company’s resources as it determines future strategic plans.

As part of this restructuring, the Company will eliminate 16 positions, representing approximately 55% of the Company’s workforce. The Company expects the restructuring to be substantially complete in the first quarter of 2017. The Company currently anticipates incurring total restructuring costs of approximately $1.4 million, which includes severance, benefits and related costs of approximately $1.2 million and potential fixed asset impairments of approximately $0.2 million. The Company is continuing to review the potential impact of the restructuring, and is unable to estimate any additional restructuring costs or charges at this time. If the Company subsequently determines that it will incur additional significant costs and restructuring charges, it will amend this Current Report on Form 8-K to disclose such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: October 28, 2016	/s/ John Bencich
John Bencich Chief Financial Officer

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